EXHIBIT 5.1

November 3, 2015

Citius Pharmaceuticals, Inc.

63 Great Road

Maynard, MA 01754

Re:	Citius Pharmaceuticals, Inc., Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Citius Pharmaceuticals, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission").

The Registration Statement pertains to an offering by certain selling shareholders of the Company of up to 14,054,208 shares of the Company's common stock, par value $0.001 (the "Common Stock"). The Registration Statement relates to (i) 6,187,104 shares owned by certain shareholders of the Company; and (ii) 7,867,104 issuable from time to time upon exercise of warrants (the "Warrant Shares"). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the validity and proper issuance of the Shares.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

•

The Company was authorized to issue the shares of common stock held by the selling shareholders and such shares were validly issued and represent fully paid and non-assessable shares of the Company's Common Stock, and

•	The Company has authorized the shares of common stock issuable upon the exercise of the warrants and such shares will, when sold, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
Sichenzia Ross Friedman Ference LLP